UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2007
Crown Crafts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7604	58-0678148

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
     On February 2, 2007, Crown Crafts, Inc. (the “Company”) announced that it intends to close Churchill Weavers, Inc. (“Churchill”), the Company’s wholly-owned subsidiary located in Berea, Kentucky.
     Churchill has experienced a continuous decline in sales and has incurred operating losses for the past several years. Initially, the losses were very small; however, as sales have decreased, the losses have increased. As a domestic manufacturer of home furnishings and infant blankets, Churchill has been negatively impacted by multiple factors, including a decline in the gift industry and in the number of small specialty stores, representing Churchill’s primary customers, as well as increased competition from imported luxury hand-woven items that are sold at lower prices. Management had responded to these challenges by initiating measures to reduce costs and improve sales. Although cost reductions were achieved, sales have not increased.
     Goodwill of $90,000 associated with the acquisition of Churchill was written-off in June 2006. In anticipation of the liquidation of Churchill, the Company estimates that it will record valuation allowances approximating $550,000 in the quarter ended December 31, 2006 to reflect the expected net realizable value of Churchill’s receivables, inventories and prepaid expenses.
     The closure of Churchill is not expected to have a significant financial impact during the fourth quarter of fiscal year 2007 nor in the first quarter of fiscal year 2008, when the Company anticipates the operations of Chruchill will cease. The Company expects to generate cash from the liquidation of receivables, inventories and other assets of approximately $600,000, which will be utilized to fund liquidation costs of approximately $225,000. In addition, the Company will immediately market Churchill’s land, building and equipment for sale. The property has been appraised at greater than net book value. Proceeds from the sale of the property are not included in the above-noted cash and financial impact estimates. The ultimate financial and cash impact of the closure is dependent upon the proceeds from the liquidation of the inventory, land, building and equipment; therefore, actual results could vary significantly from management’s estimate.
     A copy of the press release announcing the planned closing of Churchill is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated February 2, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
By:	/s/ Amy Vidrine Samson
Amy Vidrine Samson,
Vice President and Chief Financial Officer Chief Accounting Officer

Dated: February 2, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated February 2, 2007.